EXHIBIT 10.22

TEJON RANCH CO.

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the

2004 INCENTIVE BONUS PROGRAM and the

1998 STOCK INCENTIVE PLAN

This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of the          day of                 , 2004 (the “Date of Grant”) by and between Tejon Ranch Co., a Delaware corporation (the “Company”), and                          (“Grantee”). This Agreement is entered into pursuant to the Company’s 2004 Incentive Bonus Program (the “Bonus Program”) and the 1998 Stock Incentive Plan, as amended (the “Plan”). Unless otherwise defined in this Agreement, capitalized terms used herein have the meanings designated in the Plan.

1. GRANT OF RESTRICTED STOCK.

The Company hereby, as of the Date of Grant, grants to Grantee a restricted stock unit award (hereinafter referred to as the “Restricted Stock Units”) of                  Restricted Stock Units in accordance with the Plan and the Bonus Program. The per share fair market value of the Company’s common stock (the “Common Stock”) on the Date of Grant was $            .

2. VESTING.

(a) Normal Vesting Provisions. The vesting provisions for the Restricted Stock Units shall be as set forth in Exhibit A hereto.

(b) Vesting Upon a Change of Control. “Change of Control” shall mean the first to occur of the following events:

(i) a merger or consolidation of the Company if and only if as a result of the transaction persons other than the shareholders immediately prior to such transaction shall own 80% or more of the voting securities of the Company or its successor after the transaction;

(ii) the sale or transfer by the Company of all or substantially all of its property and assets in a single transaction or series of related transactions; or

(iii) the dissolution or liquidation of the Company.

The effect of a Change of Control upon the vesting of the Restricted Stock Units, if any, shall be as set forth on Exhibit A hereto. Nothing in this Agreement shall limit or otherwise affect any other contractual right now existing or hereafter entered into relating to the acceleration of the vesting of the Restricted Stock Units.

(c) Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the award of Restricted Stock Units hereunder in accordance with this Agreement (each a “Vest Date”), one share of Common Stock shall be issuable in accordance with the terms and provisions of the Plan, the Bonus Program and this Agreement for each Restricted Stock Unit that vests on such Vest Date (the “Shares”). The Company will transfer such Shares to Grantee subject to satisfaction of any required tax withholding obligations as set forth in Section 4.

(d) No Fractional Shares. No fractional shares of Common Stock shall be issued pursuant to this Agreement. In the event a fractional share would otherwise be required to be issued hereunder, the Committee shall in its discretion adjust the award so that the fractional share shall be included in the next tranche of the award to vest such that only whole shares are awarded.

3. TERMINATION OF EMPLOYMENT.

Unless the Committee determines otherwise, if prior to vesting of all or any of the Restricted Stock Units, Grantee’s employment with the Company or any of its subsidiaries is terminated for any reason, including without limitation termination upon Grantee’s death or disability, Grantee shall immediately forfeit to the Company the portion of the Restricted Stock Units which has not vested.

4. TAXES.

Grantee acknowledges that the vesting of the Restricted Stock Units will give rise to a withholding tax liability. Grantee agrees to remit to the Company the amount of any taxes required to be withheld. The Company reserves the right to take whatever actions are necessary to satisfy its tax withholding obligations, including, without limitation, retaining and/or selling Shares issued upon vesting of Restricted Stock Units as may be necessary to satisfy such withholding obligations.

5. THE PLAN AND BONUS PROGRAM.

The Restricted Stock Units granted pursuant to this Agreement are subject to the terms and conditions set forth herein as well as the provisions of the Plan and the Bonus Program. In the event of a conflict between the terms of the Plan or the Bonus Program and this Agreement, the Plan or the Bonus Program, as the case may be, shall control. In the event of a conflict between the Plan and the Bonus Program, the Plan shall control. The Company will provide a copy of the Plan and Bonus Program to Grantee upon request.

6. RESTRICTIONS.

Prior to vesting of the Restricted Stock Units and issuance of Shares related thereto, Grantee shall not sell, pledge, assign, transfer, hypothecate, or otherwise dispose of the Restricted Stock Units or the Shares underlying such Restricted Stock Units, and the Restricted Stock Units and the underlying Shares shall not be subject to execution, attachment or similar process. Any attempt prior to the vesting of such Restricted Stock Units to sell, pledge, assign, transfer, hypothecate, or otherwise dispose of Restricted Stock Units or the underlying Shares, or to subject the Restricted Stock Units or the underlying Shares to execution, attachment or similar process, shall be void ab initio and may result in the entire award of Restricted Stock Units hereunder becoming immediately null and void, in the sole discretion of the Committee.

The Committee may, in its sole discretion, impose other restrictions including, but not limited to, those applicable under any federal or state statute or common law, rule or regulation, or any rule or regulation of any securities exchange on which the stock may be listed, or any rule or policy the Company may from time to time adopt, including but not limited to block trades, window periods and blackout periods.

7. GOVERNING LAW.

This Agreement shall be governed by, and construed, interpreted and enforced under, the laws of the State of California, without giving effect to the principles of conflicts of law.

8. ENTIRE AGREEMENT.

This Agreement, including the Plan and the Bonus Program, constitutes the entire agreement between Grantee and the Company relating to this subject matter. No other prior or contemporaneous agreements, promises, representations, covenants, warranties, or any other undertaking whatsoever respecting such matters shall be deemed in any way to exist or to bind any of the parties. Grantee acknowledges and agrees that he has not executed this Agreement in reliance on any such other agreement, promise, representation, covenant, warranty, or undertaking. This Agreement may not be orally modified. All modifications must be agreed to in writing and signed by both parties.

9. STOCK CERTIFICATES

Certificates evidencing the Shares shall not be issued until the occurrence of a Vest Date, and then only for the portion of the Restricted Stock Units that has vested. Promptly after a Vest Date, the Company shall deliver a stock certificate for the Shares underlying the Restricted Stock Units that vested on such Vest Date to Grantee.

10. REGISTRATION.

At the present time, the Company has an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to this award of Restricted Stock Units. The Company intends to maintain this registration but has no obligation to do so. In the event the registration ceases to be effective, Grantee will not be able to transfer or sell shares of Common Stock issued to Grantee pursuant to this Agreement unless exemptions from registration under applicable securities laws are available. Such exemptions from registration are very limited and might be unavailable. Grantee hereby agrees that any resale of the shares of Common Stock issued pursuant to this Agreement shall comply in all respects with requirements of all applicable securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time.

11. STOCKHOLDER RIGHTS.

Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units granted hereunder or the Shares underlying such Restricted Stock Units, unless and until Shares are issued in respect of vested Restricted Stock Units, and then only to the extent of such issued Shares.

12. EMPLOYMENT RIGHTS.

No provision of this agreement shall (a) confer upon Grantee any right to continue in the employ of the Company or any of its subsidiaries; (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Grantee, with or without cause; or (c) confer upon Grantee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Grantee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Grantee at any time and for any reason, or for no reason, unless Grantee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

13. DEFERRAL OF RESTRICTED STOCK UNITS.

Subject to such limitations as may be imposed by the Company, Grantee may surrender any or all of the Restricted Stock Units awarded hereunder that have not yet become vested in accordance herewith in exchange for a contribution credit to be made of equal fair market value under the Company’s Non-Qualified Deferred Compensation Plan.

14. ADDITIONAL STOCKHOLDER APPROVAL.

If the vesting provisions in Exhibit A of this Agreement and the other Restricted Stock Unit Agreements entered into by the Company under the Plan and the Bonus Program (the “Other Agreements”), whether entered into before or after the date of this Agreement, would result in the vesting of a number of Restricted Stock Units and the subsequent issuance of a number of shares of Common Stock in excess of what has been authorized under the Plan, after taking into account all options under stock option agreements under the Plan and all restricted stock agreements under the Plan outstanding as of the proposed vesting date, the maximum number of Restricted Stock Units that may vest hereunder and under the Other Agreements shall be reduced on a pro rata basis by the Committee in its discretion so as not to exceed the remaining shares of Common Stock available under the Plan, unless and until the Company has received the approval of its stockholders to amend the Plan to add a sufficient number of shares of Common Stock to the Plan to cover the maximum amount of shares that could vest under this Agreement and the Other Agreements. If a Grantee or a grantee under an Other Agreement elects to have Restricted Stock Units credited under the Company’s Non-Qualified Deferred Compensation Plan, such credits shall be considered grants under Other Agreements for purposes of this Agreement.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Agreement to be duly executed by its officers thereunto duly authorized, and Grantee has hereunto set his or her hand as of the date first above written.

TEJON RANCH CO.

By:
Name:
Title:

GRANTEE:

Name: